Exhibit 10.13

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 9, 2017 (this “Amendment”), modifies that certain Credit Agreement, dated as of October 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto from time to time as Subsidiary Guarantors, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment to account for certain unanticipated accounting treatment resulting from the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 730; and
WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1.	Amendments to Credit Agreement.

(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“ “CFFT” means Cystic Fibrosis Foundation Therapeutics Incorporated”

“ “CFFT Amendment” means that certain Amendment #7 to the CFFT R&D Agreement, dated as of October 13, 2016, by and among the Borrower and CFFT, and any agreements ancillary thereto.

“ “CFFT R&D Agreement” means that certain Research, Development and Commercialization Agreement dated May 24, 2004 between the Borrower and CFFT, as amended.”

“ “CFFT Royalty Payments” means royalty payments paid pursuant to the CFFT R&D Agreement (as amended by the CFFT Amendment) by the Borrower to CFFT, if any, on net sales of compounds.”

“ “Quarterly Reimbursement Payments” means non-refundable quarterly reimbursements of certain of the Borrower’s research and development expenses.”

“ “Specified CFFT Payments” means the following amounts paid or payable by CFFT to the Borrower pursuant to the CFFT Amendment: (i) the $75 million non-refundable upfront payment and (ii) Quarterly Reimbursement Payments.”

(b)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending the definition of Consolidated Funded Indebtedness by inserting the following new sentence immediate following the last period (“.”) of such definition:

“To the extent Specified CFFT Payments qualify as Consolidated Funded Indebtedness, such Specified CFFT Payments shall nonetheless be excluded from Consolidated Funded Indebtedness in an aggregate amount up to $75,000,000.”

(c)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending the last paragraph of the definition of “Consolidated EBITDA” by (i) deleting the ”and” between subclauses (I) and (II) of clause (1) thereof, (ii) and inserting the following new subclause (III) immediately following the text “, and” appearing at the end of subclause (II) thereof:

“(III) notwithstanding any accounting principles or standards to the contrary, including Accounting Standards Codification Topic 730 and related pronouncements, for the purposes of calculating Consolidated EBITDA, the (a) CFFT Royalty Payments shall be characterized as a royalty expense and (b) Quarterly Reimbursement Payments shall be characterized as a reduction to research and development expense, and”
Section 2.    Condition Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    Documentation. Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
(i)    a fully-executed Amendment by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders; and
(iii)    such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.
(b)     No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 3.    Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and immediately after giving effect to this Amendment, (a) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, except that for purposes of hereof, the representations and warranties contained in Section 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(b) of the Credit Agreement, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legally valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (d) except as expressly contemplated under any Loan Document, the provisions of the Collateral Documents to which such Loan Party is a party are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein to the extent required to be perfected therein, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Loan Party that is a party to the Security Agreement or any of the other Collateral Documents hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations, as set forth therein.

Section 4.    Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 5.    Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement.

Section 6.    Costs and Expenses. The Borrower shall pay on demand all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, in each case, in accordance with Section 11.04(a) of the Credit Agreement.

Section 7.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

(WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Section 8.    Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.    Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 10.    Ratification by Subsidiary Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
BORROWER:
VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Executive Vice President, COO & CFO

SUBSIDIARY GUARANTORS:

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Director

VERTEX HOLDINGS, INC.

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Director

VERTEX PHARMACEUTICALS (DISTRIBUTION) INCORPORATED

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Director

VERTEX PHARMACEUTICALS (DELAWARE) LLC

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Director

VERTEX PHARMACEUTICALS (PUERTO RICO) LLC

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, Swingline Lender, and an L/C Issuer

By:	/s/ Linda Alto
Name:	Linda Alto
Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Katherine Bass
Name:	Katherine Bass
Title:	Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Assistant Vice President

CITIZENS BANK N.A., as a Lender

By:	/s/ Prasanna Manyem
Name:	Prasanna Manyem
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Teuta Ghilaga
Name:	Teuta Ghilaga
Title:	Director

CITIBANK, N.A., as a Lender

By:	/s/ Laura Fogarty
Name:	Laura Fogarty
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Neil Buitening
Name:	Neil Buitening
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Elise M. Russo
Name:	Elise M. Russo
Title:	Senior Vice President